Exhibit 99.1

 OptimizeRx Reports Fourth Quarter 2018 Results; Net Revenue Up 64% to a Record $6.6 Million, Driving First Profitable Year

ROCHESTER, Mich., (February 26, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, reported results for the fourth quarter and year ended December 31, 2018. Quarterly comparisons are to the same year-ago quarter.

Q4 2018 and Full Year 2018 Financial Highlights

●	Net revenue increased 64% to a record $6.6 million in Q4, and up 75% to a record $21.2 million for the full year.

●	Operating expense as a percentage of net revenue reduced from 69% to 64% in Q4, and from 67% to 57% for the full year.

●	Net loss of $110,000 or $(0.01) per basic share in Q4, and net income of $226,000 or $0.02 per diluted share in 2018.

●	Non-GAAP net income was $842,000 or $0.06 per diluted share in Q4, and $3.1 million or $0.26 per diluted share for the full year (see definition of these non-GAAP measures and reconciliation to GAAP, below).

Q4 2018 Operational Highlights

●	Acquired CareSpeak Communications, enabling OptimizeRx to deliver digital health messaging directly to patients for the first time, thereby better supporting medication affordability and adherence, and bridging the communication gap between pharma and patients.

●	Launched pilot of new clinical messaging platform with an established channel partner.

●	Signed new pharmaceutical manufacturers for distributing digital health messaging through OptimizeRx’s expanding network of EHR channel partners.

●	OptimizeRx President Miriam Paramore co-hosted a plenary session, “Addressing Medication Adherence to Improve Quality of Care,” at the 12th Annual Digital Pharma East conference in Philadelphia.

●	Joined MSCI USA Microcap Index.

Q4 2018 Financial Summary

Net revenue in the fourth quarter of 2018 increased 64% to a record $6.6 million versus $4.0 million in the same year-ago quarter. The increase resulted from an increased number of pharmaceutical engagements, additional distribution points in the company’s network, and growth with new messaging solutions.

Gross margin was 62.2% in the fourth quarter of 2018 down from 63.0% in the year-ago quarter. The company anticipates this to decline slightly in 2019. The company remains focused on improving margins and maintains its gross margin target of at least 55% for 2019.

Operating expenses in the fourth quarter of 2018 were $4.2 million, up from $2.8 million in the same year-ago quarter. The increase is primarily related to the company’s acquisition of CareSpeak Communications in October 2018 and additional expenses related to its growth initiatives. However, operating expense as a percentage of revenue decreased to 64% as compared to 69% in the same year-ago quarter.

Net loss on a GAAP basis for the fourth quarter of 2018 was $110,000 or $(0.01) per basic share, as compared to a net loss of $237,000 or $(0.02) per basic share in the year-ago quarter.

Non-GAAP net income for the fourth quarter of 2018 was $842,000 or $0.06 per diluted share, as compared to non-GAAP net income of $280,000 or $0.03 per diluted share in the same year-ago period.

The company expects to be GAAP profitable on a quarterly basis. Although one-time expenses related to investments and growth initiatives could result in a loss in any given quarter, such as the company’s acquisition of CareSpeak in Q4 2018.

Cash and cash equivalents totaled $8.9 million at December 31, 2018, as compared to $5.1 million at December 31, 2017. The increase in cash was primarily due to the net proceeds of $8.1 million from the equity raise completed in May 2018. The company has continued to operate debt-free and had positive cash flow from operations of $696,000 in 2018.

Full Year 2018 Financial Summary

Net revenue in 2018 increased 75% to a record $21.2 million versus $12.1 million in 2017.

Operating expenses increased to $12.0 million in 2018 as compared to $8.1 million in 2017. The increase was primarily due to the aforementioned acquisition and growth initiatives. However, operating expense as a percentage of revenue decreased to 57% as compared to 67% in 2017.

Net income on a GAAP basis totaled $226,000 or $0.02 per diluted share in 2018, as compared to a net loss of $2.1 million or $(0.21) per basic share in 2017.

For the full year, non-GAAP net income totaled $3.1 million or $0.26 per diluted share, which compares non-GAAP net loss of $877,000 or $(0.09) per basic share in the year-ago period.

Management Commentary

“In Q4, we realized our seventh quarter in a row of revenue growth and our first year of profitability,” said OptimizeRx CEO, William Febbo. “These record results were driven by better client access, broader provider reach, solid technology and operational performance. Given how early we are in our company’s evolution, we anticipate continued investment in our commercial reach, product extensions, channel partners and best-in-class team.

“As a result of our recent acquisition of CareSpeak Communications, we now have a highly-cost efficient and capable tech team to develop additional applications, facilitate integrations, and support cross platform development. They helped complete our integration of CareSpeak, and we expect revenues from direct-to-patient digital health messaging to grow nicely in 2019. We also expect this service to improve medication affordability and adherence by closing the communication gap between pharma and patients.

“Today, our network reaches over half the nation’s healthcare providers and the ambulatory market, making OptimizeRx the healthcare industry’s largest point-of-care network. Through our digital platform, pharma companies can regain critical access to doctors and their patients and provide the information and savings they need, and precisely when they need it, at the point of care. This helps create better health outcomes and a win-win-win for all.”

OptimizeRx president, Miriam Paramore, commented: “We have been very focused on our expansion into the hospital market where we see great potential. We recently joined forces with IllumiCare, a pioneer in point-of-care healthcare information technology that saves hospitals millions annually. IllumiCare’s Smart Ribbon platform will feature a new app from OptimizeRx, the RxSavings App, designed to present drug savings opportunities—such as co-pay offers and vouchers—that providers and the clinical care team can distribute to the patient directly at the point-of-care. The RxSavings App is set to launch in Q2 2019, making it available to 120 IllumiCare-served hospitals in the U.S.”

Febbo added: “For 2019, we’ll remain focused on generating revenue from our core messaging solutions and expanding our channel partner network, which now includes reach into the hospital market. Following our participation at the recent HIMSS health IT conference, we are encouraged by the several big players involved in ambulatory and hospital systems who expressed strong interest in working with us.

“As we continue to demonstrate high ROI from pharma marketing spend and deploy new solutions, we expect increasing adoption of our digital health platform by EHRs, hospital systems, and ultimately new and existing pharma clients. As a result, we anticipate healthy revenue growth to continue in 2019, driving greater profitability.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Tuesday, February 26, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-888-394-8218

International dial-in number: 1-323-794-2588

Conference ID: 7188619

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through March 19, 2019, as well as available for replay via the Investors section of the OptimizeRx website at www.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 7188619

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings per share or non-GAAP EPS, both of which are non-GAAP financial measures. The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization and stock-based compensation expense. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. We have provided non-GAAP financial measures to aid investors in better understanding our performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as providing an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included at the end of this press release provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three and 12-month periods ended December 31, 2017 and 2018.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow. The cloud-based solution supports patient adherence to medications with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest. The company’s mobile messaging platform, formerly CareSpeak Communications, also supports direct, real-time communication to patients for improved medication adherence, affordability, and healthcare outcomes. For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words ‘estimate,’ ’possible,’ ‘seeking’ and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OPTIMIZERx CORPORATION

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$8,914,034	$5,122,573
Accounts receivable	6,457,841	3,430,890
Prepaid expenses	590,744	255,428
Total Current Assets	15,962,619	8,808,891
Property and equipment, net	149,330	167,305
Other Assets
Goodwill	3,678,513	-
Patent rights, net	2,766,944	638,766
Other intangible assets, net	2,492,123	143,730
Security deposit	5,049	5,049
Total Other Assets	8,942,629	787,545
TOTAL ASSETS	$25,054,578	$9,763,741

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$411,010	$457,289
Accrued expenses	1,300,882	953,947
Revenue share payable	1,908,616	1,624,806
Deferred revenue	610,625	507,160
Total Current Liabilities	4,231,133	3,543,202
Non-current Liabilities
Contingent purchase price payable	2,365,000	-
Total Liabilities	6,596,133	3,543,202
Stockholders' Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at December 31, 2018 and 2017,	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 12,038,618 and 9,772,694 shares issued and outstanding at December 31, 2018 and 2017, respectively	12,039	9,773
Stock warrants	-	1,286,424
Additional paid-in-capital	48,725,211	35,287,464
Accumulated deficit	(30,278,805)	(30,363,122)
Total Stockholders' Equity	18,458,445	6,220,539
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$25,054,578	$9,763,741

OPTIMIZERx CORPORATION

Consolidated Statements of Operations

	For the year ended December 31, 2018 (Unaudited)	For the year ended December 31, 2017	For the quarter ended December 31, 2018 (Unaudited)	For the quarter ended, December 31, 2017 (Unaudited)
Revenue	$21,206,363	$12,127,422	$6,579,268	$4,006,919
Revenue share expense	8,999,666	6,174,614	2,485,855	1,483,671
Gross margin	12,206,697	5,952,808	4,093,413	2,523,248

Operating expenses
Stock-based compensation	2,520,852	902,389	798,866	405,357
Depreciation and amortization	316,502	324,551	153,085	111,653
Other general and administrative expenses	9,189,211	6,855,834	3,266,909	2,245,544
Total operating expenses	12,026,565	8,082,774	4,218,860	2,762,554
Income (loss) from operations	180,132	(2,129,966)	(125,447)	(239,306)
Other income
Interest income	46,212	25,937	15,533	2,246
Total other income	46,212	25,937	15,533	2,246
Income (loss) before provision for income taxes	226,344	(2,104,029)	(109,914)	(237,060)
Provision for income taxes	-	-	-	-
Net income (loss)	$226,344	$(2,104,029)	$(109,914)	$(237,060)
Weighted average number of shares outstanding - basic	10,832,209	9,819,753	12,013,771	9,761,675
Weighted average number of shares outstanding - diluted	11,862,991	9,819,753	12,013,771	9,761,675
Net income (loss) per share - basic	$0.02	$(0.21)	$(0.01)	$(0.02)
Net income (loss) per share – diluted	$0.02	$(0.21)	$(0.01)	$(0.02)

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$(109,914)	$(237,060)	$226,344	$(2,104,029)
Depreciation and amortization	153,085	111,653	316,502	324,551
Stock-based compensation	798,866	405,357	2,520,852	902,389
Non GAAP net income (loss)	$842,037	$279,950	$3,063,698	$(877,089)

Non-GAAP net income (loss) per share
Basic	$0.07	$0.03	$0.28	$(0.09)
Diluted	$0.06	$0.03	$0.26	$(0.09)
Weighted average shares outstanding:
Basic	12,013,771	9,761,675	10,832,209	9,819,753
Diluted	13,217,534	10,213,851	11,862,991	9,819,753

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team